Exhibit (c)(72)

Project Alpine Counterproposal Materials July 12, 2018 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Observations on AMGP Proposal  AMGP share price does not reflect the dilutive impact of Series B exchange  Taxable transaction unduly burdens public unitholders; pro forma dividend taxes are significantly higher than status quo distribution taxes  Benefits of transaction, such as distribution accretion, should be shared in a more balanced manner  These factors suggest AMGP’s proposal is well below market and any measure of implied intrinsic value  Public AM unitholders would own less than 30% of the PF C-corp, with little practical governance benefit  Given AM’s yield and growth profile, there is no near-term compelling driver for AM to do a transaction 2 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Historical XR & Distribution Since AMGP IPO (5/4/17) Comparison ($ in millions, unless otherwise noted) Historical AM/AMGP Exchange Ratio Contrac tual Valuation AM GP Shares O utstanding AM GP Units Issued AM GP Pric e 186.2 NA $19.20 2018E Series B CF 2018E Yield Series B Threshold NA NA $2,000 2.00x 1.90x 1.80x 1.70x 1.693x 1.60x 1.600x 1.581x 1.50x 1.40x 1.30x May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18Mar-18 Apr-18 May-18 Jun-18 Jul-18 3 Source: Company filings, FactSet as of 7/10/18. (1) (2) Adjusted to reflect proposed Series B conversion, with AMGP share price calculated as (AMGP equity value + [(AMGP equity value - $2bn) x 6%])/(AMGP fully diluted shares outstanding + 18.5mm). Proposal % Premium / (Discount) calculated as premium / (discount) between current proposal (1.600x) and adjusted XR. Series B Redem ption Right 6.0% Proposal Spot XR Implied Series B Valuation $95 Series B Conversion Units 18.5 Adj. XR(1) Adj. AM GP Share Pric e $17.93 Current AM Share Pric e $30.35 At 2/23/2018 Adjusted XR 1.693x AM GP Units O utstanding Inc luding Series B 204.7 AM GP Equity Value Inc luding Series B $3,670 AM GP M arket Value $3,575 Sample Adjusted XR Calculation Proposal % PeriodSpot X R Adj. X R(1) Premium / (Discount)(2) AMGP Proposal--1.600x--Current1.581x1.693x-(5.5%) 3-Month Average (Current)1.580x1.695x(5.6%) 30-Day Average (Current)1.601x1.715x(6.7%) 2/23/20181.380x1.479x8.2% 3-Month Average (at 2/23/2018)1.484x1.588x0.7% 30-Day Average (at 2/23/2018)1.444x1.543x3.7% Since AMGP IPO Average1.559x1.670x(4.2%) CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Transaction Tax Implications At AMGP Proposal Average Tax Basis Calculation(1) Average tax basis of $23.27 per unit for public AM unitholders as of YE 2017 Antero Resourc es O ther Non-Public Unitholders Public Unitholders 90,841,730 8,028,605 94,757,401 $2.01 25.70 23.27 Total Active Units 193,627,736 Cash Consideration Required to Avoid Share Selling AM GP Share Pric e Exc hange Ratio Offer Pric e $19.20 1.600x $30.72 AM GP Share Pric e Exc hange Ratio Offer Pric e $19.20 1.600x $30.72 Detail of Gains (per Unit) Average Ordinary Gain Average Capital Gain Detail of Gains (per Unit) Average Ordinary Gain Average Capital Gain $3.37 4.08 $6.56 3.66 Average Assumed Passive Ac tivity Loss (2) Tax on Gain (per Unit) Federal Ordinary Inc ome Tax Rate Individual M LP Investor Deduc tion Rate Adjusted Ordinary Tax Rate ACA Tax Federal Tax Rate Federal Capital Gains Tax Rate Effec tive State Tax Rate(3) PAL Rate PAL Gain Deduc tion Assumed Passive Ac tivity Loss(3) Tax on Gain (per Unit) Federal Ordinary Inc ome Tax Rate Individual M LP Investor Deduc tion Rate Adjusted Ordinary Tax Rate ACA Tax Federal Tax Rate Federal Capital Gains Tax Rate Effec tive State Tax Rate(3) PAL Rate PAL Gain Deduc tion ($1.08) ($2.00) 37.0% 20.0% 29.6% 3.8% 33.4% 23.8% 5.2% 37.0% 20.0% 29.6% 3.8% 33.4% 23.8% 5.2% 37.0% ($0.40) 37.0% ($0.74) Tax on Ordinary Gain Effective Ordinary Gain Tax Rate Tax on Capital Gain Effective Capital Gain Tax Rate State Tax Ordinary Inc ome(4) Effective Ordinary Gain Tax Rate State Tax Capital Gain(4) Effective Capital Gains Tax Rate $0.72 21.5% $0.97 23.8% $0.17 5.2% $0.21 5.2% Tax on Ordinary Gain Effective Ordinary Gain Tax Rate Tax on Capital Gain Effective Capital Gain Tax Rate State Tax Ordinary Inc ome(4) Effective Ordinary Gain Tax Rate State Tax Capital Gain(4) Effective Capital Gains Tax Rate $1.45 22.1% $0.87 23.8% $0.34 5.2% $0.19 5.2% Total Effective Tax Rate 27.9% Total Effective Tax Rate 27.9% Source: FactSet as of 7/10/18 and Wall Street research. (1) (2) (3) (4) Provided by management. Assumed passive activity loss and tax on ordinary gain for IPO investor utilizes company provided estimates based on a per unit basis range of $19.00-$22.00. Passive activity loss calculated to be $2.00 for an IPO investor. State tax rate determined by using a weighted average of 50 state income tax rates and median federal taxable income brackets for married and single filers. 4 Total Tax on Gain $2.85 Total Tax on Gain $2.08 Total Gain $10.21 Total Gain $7.45 Average EOY 2017 Tax Basis $20.51 Average EOY 2017 Tax Basis $23.27 For IPO Investor - IPO Basis(4) For Average Unitholder Average EOY 2017 Basis for Public Unitholders $23.27 Average EOY 2017 Basis for IPO Investors $20.51 Unitholder Active Units EOY 2017 Basis CONFIDENTIAL DRAFT SUBJECT TO CHANGE

After-Tax Distribution For Average Unitholder

Calculation Detail for AMGP Proposal

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

SQ AM After-Tax Distribution Calculation

	2H 2018	2019E	2020E	2021E	2022E
EBITDA	$391	$989	$1,222	$1,413	$1,642
- Interest Expense	($38)	($90)	($114)	($132)	($143)
- IDR Distributions	($82)	($237)	($357)	($464)	($592)
- Distributions from Unconsolidated Affiliates	($27)	($88)	($141)	($168)	($196)
+ Equity in Earnings of Unconsolidated Affiliates	$27	$87	$119	$134	$157
- Equity Based Compensation	($23)	($48)	($41)	($33)	($35)
Taxable Income Before Tax Depreciation	248	613	688	750	833
Oversubcription	103%	103%	103%	103%	103%
Taxable Income Before Tax Depreciation	256	631	708	772	858
Tax Depreciation	(253)	(588)	(642)	(648)	(644)
Net Income	**3**	**43**	**66**	**124**	**214**
AM Shares Outstanding	188.1	188.1	188.1	188.1	188.1
Taxable Income / Unit (Net of PAL)	$0.00	$0.00	$0.01	$0.02	$0.04
Average Tax Basis per Unit	$23.27	$21.57	$19.61	$17.11	$14.35
Less: Return of Capital per Unit[1]	($1.70)	($1.96)	($2.50)	($2.76)	($2.96)
Average EoY Basis per Unit	$21.57	$19.61	$17.11	$14.35	$11.39
Income Tax					
Taxable Income / Unit (Net of PAL)	$0.00	$0.00	$0.01	$0.02	$0.04
Income Tax Rate	*29.6%*	*29.6%*	*29.6%*	*29.6%*	*29.6%*
Income Taxes / Unit	**$0.00**	**$0.00**	**$0.00**	**$0.01**	**$0.01**
Before Tax AM Distibution Per LP Unit	**$0.91**	**$2.21**	**$2.85**	**$3.42**	**$4.10**
Tax / Unit	*$0.00*	*($0.00)*	*($0.00)*	*($0.01)*	*($0.01)*
After Tax AM Distibution Per LP Unit	**$0.91**	**$2.21**	**$2.85**	**$3.41**	**$4.09**

PF AMGP After-Tax Dividend Calculation

	2H 2018	2019E	2020E	2021E	2022E
EBITDA	$391	$989	$1,222	$1,413	$1,642
- Distributions from Unconsolidated Affiliates	($27)	($88)	($141)	($168)	($196)
+ Equity in Earnings of Unconsolidated Affiliates	$27	$87	$119	$134	$157
- Equity Based Compensation	($23)	($48)	($41)	($33)	($35)
- Interest Expense	(37)	(91)	(116)	(135)	(127)
- Depreciation of Goodwill and Current Assets	(351)	(671)	(604)	(562)	(550)
- Additional Depreciation from Step Up in Basis	(27)	(179)	(287)	(281)	(204)
- Capex Expense for Tangible Assets	(133)	(164)	(176)	(352)	(352)
- Interest Expense Add-back	0	0	0	0	16
Taxable Income Before NOLs	**($180)**	**($166)**	**($25)**	**$17**	**$343**
- NOLs applied from previous years	$0	$0	$0	($13)	($275)
Taxable Income	**($180)**	**($166)**	**($25)**	**$3**	**$69**
AMGP Taxable Income	($180)	($166)	($25)	$3	$69
+ NOL Utilization	-	-	-	13	275
- Payment of Income Taxes	-	-	-	1	17
+/- Change in depreciation (MACRS vs ADS SL)	(8)	32	64	16	(35)
+ Tangible Asset Capex	133	164	176	352	352
Current Earnings & Profits	**($55)**	**$31**	**$215**	**$384**	**$642**
Current Dist. from AMGP to Shareholders	329	698	900	1,080	1,296
Qualified Dividend?	RoC	Cum E&P	Cum E&P	Cum E&P	Cum E&P
Return of Capital[1]	329	-	-	-	-
Qualified Dividend[2]	-	31	215	384	642
Partial Return of Capital[3]	-	667	685	696	654
Percentage RoC	*100%*	*96%*	*76%*	*64%*	*50%*
Percentage QD	*0%*	*4%*	*24%*	*36%*	*50%*
Shares Outstanding	505.6	505.6	505.6	505.6	505.6
Tax Basis/Share	$19.20	$18.55	$17.23	$15.88	$14.50
- Return of Capital	($0.65)	($1.32)	($1.35)	($1.38)	($1.29)
EoY Basis	**$18.55**	**$17.23**	**$15.88**	**$14.50**	**$13.21**
Return of Capital Taxes	$0.00	$0.00	$0.00	$0.00	$0.00
Qualified Dividend Taxes	$0.00	$0.01	$0.10	$0.18	$0.30
Before Tax PF AMGP Dividend Per Share	**$0.48**	**$1.38**	**$1.78**	**$2.14**	**$2.56**
Total Tax per Share	$-	$0.01	$0.10	$0.18	$0.30
Implied Tax Rate	*-%*	*1%*	*6%*	*8%*	*12%*
After-Tax PF AMGP Dividend Per Share	**$0.48**	**$1.37**	**$1.68**	**$1.96**	**$2.26**
Exchange ratio	1.492x	1.492x	1.492x	1.492x	1.492x
PF After Tax AM Dividend XR Adjusted Share	**$0.71**	**$2.04**	**$2.50**	**$2.92**	**$3.37**
After-tax Distribution Dilution to AM Unitholder	*(22.1%)*	*(7.8%)*	*(12.1%)*	*(14.6%)*	*(17.5%)*

Implied After-Tax XR Calculation Detail

Exchange Ratio	Implied AM Unit $	Forecast Taxes Payable	After Tax Unit Take	Implied After-Tax XR
1.600x	$30.72	$2.08	$28.64	1.492x
1.700x	$32.64	$2.54	$30.10	1.568x
1.800x	$34.56	$3.00	$31.56	1.644x
1.900x	$36.48	$3.45	$33.03	1.720x
2.000x	$38.40	$3.91	$34.49	1.796x

Source: Management projections and FactSet as of 7/10/18.
(1) Return of capital per share / unit calculated as the total distributions to holders when Current Earnings & Profits are less than 0.
(2) Qualified dividend calculated as equal to the lesser of Current Earnings & Profits or Distributions to Shareholder assuming Current Earnings & Profit is greater than 0.
(3) Partial Return of Capital is calculated as the difference between Distributions to Shareholders and Current Earnings & Profits assuming Qualified Dividends are applicable.

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5

AM Counterproposal  Total consideration of 1.75 AMGP shares and $4.00 cash per AM unit Exchange Ratio that adjusts for Series B dilution and provides modest premium consistent with precedent transactions Implied 1.959x XR(1) represents 15.7% premium off adjusted market exchange ratio of 1.693x(2) Component of cash consideration to offset transaction related tax expenses  Maintain distribution to AM unitholders Pro Forma for transaction Temporary reduction in coverage for PF AMGP  Vote of majority of unaffiliated unitholders to approve transaction  A board of directors with at least a majority of the directors not affiliated with any of the existing corporate entities, PF AMGP or any private equity sponsor thereof Source: Management projections and FactSet as of 7/10/18. (1) Includes equity exchange ratio of 1.750x and cash consideration of $4.00 / unit. (2) Exchange ratio adjusted for Series B dilution. 6 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Contribution Analysis | AR Base Case

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

AMGP DCF Contribution Based On Theoretical Taxes On All Distributable Cash Flow

Contribution Analysis Implied Ownership



AM
AMGP
2017A DCF
78.6%
21.4%
2018E DCF
72.6%
27.4%
2019E DCF
68.7%
31.3%
2020E DCF
67.1%
32.9%
2021E DCF
65.9%
34.1%
2022E DCF
65.0%
35.0%
2017A Distributions
82.9%
17.1%
2018 Distributions
75.9%
24.1%
2019 Distributions
71.4%
28.6%
2020 Distributions
68.3%
31.7%
2021 Distributions
66.6%
33.4%
2022 Distributions
65.3%
34.7%

Implied Exchange Ratio | Series B Adjusted[1,2]



Proposal: 1.492x
Counterproposal: 1.750x
2017A DCF
3.670x
2018E DCF
2.647x
2019E DCF
2.192x
2020E DCF
2.035x
2021E DCF
1.931x
2022E DCF
1.855x
2017A Distributions
5.364x
2018 Distributions
3.142x
2019 Distributions
2.496x
2020 Distributions
2.152x
2021 Distributions
1.994x
2022 Distributions
1.879x

Source: Management projections. FactSet as of 7/10/18.
Note: AM DCF calculated as LP interest in EBITDA less interest expense, maintenance capex, and tax withholding reimbursements paid to AR. AMGP DCF calculated as IDR DCF less taxes on total IDR DCF less G&A expenses. AMGP distributions defined as distributions attributable to IDR, LLC less taxes paid on full distributions available to IDR, LLC less G&A.
Note: Cash tax shield from Series B depreciation of ~$6mm per year.
(1) Implied exchange ratios utilize adjusted AMGP share count of fully diluted AMGP shares outstanding + 18.5mm converted Series B units.
(2) Counterproposal: 1.750x XR and $4.00 cash consideration / unit.

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ENERGY INVESTMENT & MERCHANT BANKING

7

Contribution Analysis | AR Downside Volumes Case

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

AMGP DCF Contribution Based On Theoretical Taxes On All Distributable Cash Flow

Contribution Analysis Implied Ownership



AM
AMGP
2017A DCF
78.6%
21.4%
2018E DCF
72.6%
27.4%
2019E DCF
70.2%
29.8%
2020E DCF
67.7%
32.3%
2021E DCF
66.8%
33.2%
2022E DCF
65.9%
34.1%
2017A Distributions
82.9%
17.1%
2018 Distributions
75.9%
24.1%
2019 Distributions
71.8%
28.2%
2020 Distributions
69.4%
30.6%
2021 Distributions
67.9%
32.1%
2022 Distributions
66.6%
33.4%

Implied Exchange Ratio | Series B Adjusted[1,2]



Proposal: 1.492x
Counterproposal: 1.750x
2017A DCF
3.670x
2018E DCF
2.651x
2019E DCF
2.360x
2020E DCF
2.095x
2021E DCF
2.013x
2022E DCF
1.929x
2017A Distributions
5.364x
2018 Distributions
3.142x
2019 Distributions
2.551x
2020 Distributions
2.265x
2021 Distributions
2.111x
2022 Distributions
1.994x

Source: Management projections. FactSet as of 7/10/18.
Note: AM DCF calculated as LP interest in EBITDA less interest expense, maintenance capex, and tax withholding reimbursements paid to AR. AMGP DCF calculated as IDR DCF less taxes on total IDR DCF less G&A expenses. AMGP distributions defined as distributions attributable to IDR, LLC less taxes paid on full distributions available to IDR, LLC less G&A.
Note: Cash tax shield from Series B depreciation of ~$6mm per year.
(1) Implied exchange ratios utilize adjusted AMGP share count of fully diluted AMGP shares outstanding + 18.5mm converted Series B units.
(2) Counterproposal: 1.750x XR and $4.00 cash consideration / unit.

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CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

Premiums Paid Analysis | MLP Transactions

				Premium			
A	B	C	D	E	F	G	H
Announcement Date	Target	Acquiror	Transaction Value	1-Day Premium	Unaffected 1-Day Premium	Unaffected Date	Taxable Transaction
6/19/18	Cheniere Energy Partners LP Holdings	Cheniere Energy Inc.	$5,651	2.2%	10.7%	5/16/18	No
5/17/18	Williams Partners, LP	Williams Companies	57,793	6.4%	16.5%	3/15/18	Yes
3/26/18	Tallgrass Energy Partners, LP	Tall Grass Energy GP, LP	8,361	0.6%	(18.4%)	2/7/18	Yes
2/7/18	Terra Nitrogen Co. LP	Terra Nitrogen GP, Inc.	1,474	3.7%	3.7%	NA	Yes
1/2/18	Archrock Partners, LP	Archrock, Inc	2,438	23.4%	23.4%	NA	Yes
8/29/17	Arc Logistics Partners LP	Zenith Energy US, LP	736	15.2%	15.2%	NA	Yes
5/18/17	PennTex Midstream Partners, LP	Energy Transfer Partners, LP	963	20.1%	17.8%	10/24/16	Yes
3/2/17	VTTI Energy Partners, LP	VTTI, B.V	1,867	6.0%	6.0%	NA	Yes
4/3/17	World Point Terminals, LP	World Point Terminals, Inc.	594	5.8%	5.8%	NA	Yes
2/1/17	ONEOK Partners, LP	ONEOK, Inc	23,654	25.8%	25.8%	NA	Yes
1/27/17	Midcoast Energy Partners, LP	Enbridge Energy Company	1,176	(8.6%)	(8.6%)	NA	Yes
11/21/16	Energy Transfer Partners, LP	Sunoco Logistics Partners, LP	54,455	(0.2%)	(0.2%)	NA	No
10/24/16	JP Energy Partners LP	American Midstream Partners	476	9.1%	9.1%	NA	No
9/26/16	Transcanada	Columbia Pipeline Partners LP	3,464	11.1%	9.9%	3/16/16	Yes
8/1/16	Transocean Partners LLC	Transocean Inc.	1,202	20.8%	20.8%	NA	No
5/30/16	Rose Rock Midstream	SemGroup Corp.	2,034	0.0%	0.0%	NA	Yes
11/3/15	Targa Resources Partners LP	Targa Resources Corp.	12,229	18.4%	18.4%	NA	Yes
10/26/15	Northern Tier Energy	Western Refining, Inc.	5,286	11.7%	11.7%	NA	Yes
7/13/15	MarkWest Energy Partners, LP	MPLX LP	22,360	36.3%	36.3%	NA	No
5/6/15	Crestwood Midstream Partners	Crestwood Equity Partners, LP	6,920	17.2%	17.2%	NA	No
4/6/15	QEP Midstream Partners LP	Tesoro Logistics LP	1,145	8.6%	(14.0%)	10/18/14	No
1/26/15	Regency Energy Partners LP	Energy Transfer Partners, LP	18,593	13.2%	13.2%	NA	No
6/15/14	Access Midstream Partners LP	Williams Partners LP	35,891	1.3%	1.3%	NA	No
10/13/14	Atlas Pipeline Partners LP	Targa Resources Partners LP	6,002	15.0%	15.0%	NA	No
11/12/14	Oiltanking Partners LP	Enterprise Products Partners LP	4,289	1.7%	(0.9%)	9/30/14	No
8/10/14	Kinder Morgan Energy Partners	Kinder Morgan Inc.	52,566	12.0%	12.0%	NA	Yes
8/10/14	El Paso Pipeline Partners	Kinder Morgan Inc.	13,677	15.4%	15.4%	NA	Yes
7/24/14	QR Energy LP	Breitburn Energy Partners	2,856	17.5%	17.5%	NA	No
10/10/13	PVR Partners LP	Regency Energy Partners LP	5,659	25.7%	25.7%	NA	No
8/27/13	PAA Natural Gas Storage LP	Plains All American LP	2,531	8.5%	8.5%	NA	No
5/6/13	Crestwood Midstream Partners LP	Inergy Midstream LP	2,643	14.5%	14.5%	NA	No
1/29/13	Copano Energy LLC	Kinder Morgan Energy Partners LP	4,858	23.5%	23.5%	NA	No
2/23/11	Duncan Energy Partners LP	Enterprise Products Partners	3,282	28.1%	28.1%	NA	No
Median				**12.0%**	**13.2%**		
Mean				**12.4%**	**11.5%**		
Taxable Transactions Median				**9.2%**	**11.9%**		
Taxable Transactions Mean				**10.3%**	**9.7%**		

Source: Company filings, press releases, presentations and FactSet for pricing data. Represents precedent MLP transactions by affiliated and third party MLPs, Public GPs and C-Corps since 2011.
Note: Considers transactions where target is an MLP.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

9

Distributable Cash Flow AM & AMGP | AR Base Case Accretion / (Dilution) AM Accretion / (Dilution) - % At 1.600x Exchange Ratio (1.492x Tax Adjusted Exchange Ratio) AMGP Accretion / (Dilution) - % At 1.0x AM Coverage 47.4% (3.4%) (2.5%) (5.5%) 33.6% 28.1% (8.4%) 24.1% 20.1% (13.3%) 2H 2018E 2019E 2020E 2021E 2022E 2H 2018E 2019E 2020E 2021E 2022E Pro Forma AMGP: $0.62 $1.68 $2.05 $2.43 $2.80 Accretion / (Dilution) Analysis at Various XRs Implied After-Tax Accretion / (Dilution) Analysis at Various XRs 2H 2018E 2019E 2020E 2021E 2022E 2H 2018E 2019E 2020E 2021E 2022E XR AMGP Proposal AMGP Proposal 47.4% 33.6% 28.1% 24.1% 20.1% (13.3%) (8.4%) (5.5%) (3.4%) (2.5%) Counter Counter Proposal(1) 35.0% 23.5% 18.8% 15.6% 12.1% (6.8%) (0.7%) 2.9% 5.6% 6.9% Proposal(1) 10 Source: Management projections and FactSet as of 7/10/18 (1) Counterproposal accretion / (dilution) analysis adjusted to include the impact of the cost of funding the cash consideration. 1.492x 1.750x Exchange Ratio Exchange Ratio Status Quo AMGP: $0.42 $1.26 $1.60 $1.96 $2.33 $ Acc / (Dil):$0.20 $0.42 $0.45 $0.47 $0.47 Status Quo AM: $1.08$2.74$3.24$3.75$4.29 Pro Forma AMGP: $0.93$2.51$3.06$3.62$4.18 $ Acc / (Dil):($0.14)($0.23)($0.18)($0.13)($0.11) CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Distribution Accretion / (Dilution) AM & AMGP | AR Base Case | Pre-Unitholder Tax AM Accretion / (Dilution) - % At 1.600x Exchange Ratio (1.492x Tax Adjusted Exchange Ratio) AMGP Accretion / (Dilution) - % (6.9%) (6.8%) (6.8%) 54.5% 54.8% (6.7%) 32.3% (22.1%) 22.1% 14.9% 2H 2018E 2019E 2020E 2021E 2022E 2H 2018E 2019E 2020E 2021E 2022E Accretion / (Dilution) Analysis at Various XRs Implied After-Tax Accretion / (Dilution) Analysis at Various XRs 2H 2018E 2019E 2020E 2021E 2022E 2H 2018E 2019E 2020E 2021E 2022E XR AMGP Proposal 54.5% 54.8% 32.3% 22.1% 14.9% AMGP Proposal (22.1%) (6.9%) (6.8%) (6.8%) (6.7%) Counter (1) Proposal (1) Counter 69.1% 42.9% 22.7% 13.7% 7.2% 0.9% 1.3% 1.7% 2.1% Proposal 11 Source: Management projections and FactSet as of 7/10/18 (1) Counterproposal accretion / (dilution) analysis adjusted to include the impact of the cost of funding the cash consideration. •Counterproposal suggests PF AMGP coverage in 2018 that allows AM unitholders to at least breakeven from a distribution accretion / (dilution) perspective •To achieve this requires a PF AMGP coverage ratio of 1.102x in the AR Base Case (compared to PF AMGP management coverage of 1.319x) 0.0% Exchange Ratio 1.492x 1.750x Exchange Ratio Status Quo AM:$0.91 $2.21 $2.85 $3.42 $4.10 Pro Forma AMGP:$0.71 $2.06 $2.66 $3.19 $3.82 $ Acc / (Dil):($0.20) ($0.15) ($0.19) ($0.23) ($0.28) PF AMGP Coverage: 1.319x 1.221x 1.152x 1.137x 1.094x Status Quo AMGP:$0.31 $0.89 $1.35 $1.75 $2.23 Pro Forma AMGP:$0.48 $1.38 $1.78 $2.14 $2.56 $ Acc / (Dil):$0.17 $0.49 $0.43 $0.39 $0.33 PF AMGP Coverage: 1.319x 1.221x 1.152x 1.137x 1.094x CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Distribution Accretion / (Dilution)

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

AM & AMGP | AR Base Case | Post-Unitholder Tax

AM Accretion / (Dilution) - %

At 1.600x Exchange Ratio (1.492x Tax Adjusted Exchange Ratio)


(22.1%)
(7.8%)
(12.1%)
(14.6%)
(17.5%)
2H 2018E
2019E
2020E
2021E
2022E

	2H 2018E	2019E	2020E	2021E	2022E
Status Quo AM:	$0.91	$2.21	$2.85	$3.41	$4.09
Pro Forma AMGP:	$0.71	$2.04	$2.50	$2.92	$3.37
$ Acc / (Dil):	($0.20)	($0.17)	($0.34)	($0.50)	($0.72)
PF AMGP Coverage:	1.319x	1.221x	1.152x	1.137x	1.094x

Accretion / (Dilution) Analysis at Various XRs

Exchange Ratio	Implied After-Tax XR	2H 2018E	2019E	2020E	2021E	2022E
AMGP Proposal	1.492x	(22.1%)	(7.8%)	(12.1%)	(14.6%)	(17.5%)
Counter[(1)] Proposal	1.750x	0.0%	0.9%	(1.4%)	(4.3%)	(9.3%)

AMGP Accretion / (Dilution) - %


102.7%
101.0%
63.8%
46.7%
33.0%
2H 2018E
2019E
2020E
2021E
2022E

	2H 2018E	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.23	$0.68	$1.03	$1.33	$1.70
Pro Forma AMGP:	$0.48	$1.37	$1.68	$1.96	$2.26
$ Acc / (Dil):	$0.24	$0.69	$0.65	$0.62	$0.56
PF AMGP Coverage:	1.319x	1.221x	1.152x	1.137x	1.094x

Accretion / (Dilution) Analysis at Various XRs

Exchange Ratio	2H 2018E	2019E	2020E	2021E	2022E
AMGP Proposal	102.7%	101.0%	63.8%	46.7%	33.0%
Counter[(1)] Proposal	121.9%	87.5%	56.5%	40.1%	24.7%

Source: Management projections and FactSet as of 7/10/18
(1) Counterproposal accretion / (dilution) analysis adjusted to include the impact of the cost of funding the cash consideration.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING
12

Distributable Cash Flow Accretion / (Dilution) AM & AMGP | AR Downside Volumes Case AM Accretion / (Dilution) - % At 1.600x Exchange Ratio (1.492x Tax Adjusted Exchange Ratio) AMGP Accretion / (Dilution) - % At 1.0x AM Coverage 53.0% 40.5% (7.1%) (9.2%) 29.4% (10.9%) 21.8% (14.9%) 9.2% (15.0%) 2H 2018E 2019E 2020E 2021E 2022E 2H 2018E 2019E 2020E 2021E 2022E Accretion / (Dilution) Analysis at Various XRs Implied After-Tax Accretion / (Dilution) Analysis at Various XRs 2H 2018E 2019E 2020E 2021E 2022E 2H 2018E 2019E 2020E 2021E 2022E XR AMGP Proposal AMGP Proposal 53.0% 40.5% 29.4% 21.8% 9.2% (14.9%) (10.9%) (7.1%) (9.2%) (15.0%) Counter Counter 39.7% 29.2% 20.6% 16.9% 9.7% (8.8%) (3.8%) 1.6% 2.3% 0.1% (1) (1) Proposal Proposal 13 Source: Management projections and FactSet as of 7/10/18 (1) Counterproposal accretion / (dilution) analysis adjusted to include the impact of the cost of funding the cash consideration. Exchange Ratio 1.492x 1.750x Exchange Ratio Status Quo AM:$1.01 $2.40 $3.02 $3.33 $3.76 Pro Forma AMGP: $0.86 $2.14 $2.81 $3.02 $3.20 $ Acc / (Dil):($0.15) ($0.26) ($0.21) ($0.31) ($0.56) Status Quo AM: $0.37 $1.02 $1.45 $1.66 $1.96 Pro Forma AMGP:$0.57 $1.43 $1.88 $2.03 $2.14 $ Acc / (Dil):$0.20 $0.41 $0.43 $0.36 $0.18 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Distribution Accretion / (Dilution)

CONFIDENTIAL DRAFT SUBJECT TO CHANGE

AM & AMGP | AR Downside Volumes Case | Pre-Unitholder Tax

AM Accretion / (Dilution) - %

At 1.600x Exchange Ratio (1.492x Tax Adjusted Exchange Ratio)



(24.2%)
(18.1%)
(5.5%)
(10.5%)
(14.6%)
2H 2018E
2019E
2020E
2021E
2022E

	2H 2018E	2019E	2020E	2021E	2022E
Status Quo AM:	$0.86	$2.15	$2.58	$2.97	$3.42
Pro Forma AMGP:	$0.65	$1.76	$2.44	$2.66	$2.92
$ Acc / (Dil):	($0.21)	($0.39)	($0.14)	($0.31)	($0.50)
PF AMGP Coverage:	1.319x	1.221x	1.152x	1.137x	1.094x

Accretion / (Dilution) Analysis at Various XRs

Exchange Ratio	Implied After-Tax XR	2H 2018E	2019E	2020E	2021E	2022E
AMGP Proposal	1.492x	(24.2%)	(18.1%)	(5.5%)	(10.5%)	(14.6%)
Counter Proposal(1)	1.750x	(2.9%)	(11.8%)	3.2%	0.8%	0.6%

To achieve breakeven from a distribution accretion / (dilution) perspective in the AR Downside Volumes Case requires a coverage ratio of 1.069x (compared to PF AMGP management coverage of 1.319x)

AMGP Accretion / (Dilution) - %



61.3%
39.2%
41.6%
24.7%
12.0%
2H 2018E
2019E
2020E
2021E
2022E

	2H 2018E	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.27	$0.85	$1.15	$1.43	$1.75
Pro Forma AMGP:	$0.44	$1.18	$1.63	$1.78	$1.96
$ Acc / (Dil):	$0.17	$0.33	$0.48	$0.35	$0.21
PF AMGP Coverage:	1.319x	1.221x	1.152x	1.137x	1.094x

Accretion / (Dilution) Analysis at Various XRs

Exchange Ratio	2H 2018E	2019E	2020E	2021E	2022E
AMGP Proposal	61.3%	39.2%	41.6%	24.7%	12.0%
Counter Proposal(1)	76.0%	27.9%	31.8%	19.6%	12.4%

Source: Management projections and FactSet as of 7/10/18

(1) Counterproposal accretion / (dilution) analysis adjusted to include the impact of the cost of funding the cash consideration.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

14

After-Tax Distribution Accretion / (Dilution)

AM & AMGP | AR Downside Volumes Case | Post-Unitholder Tax

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

AM Accretion / (Dilution) - %

At 1.600x Exchange Ratio (1.492x Tax Adjusted Exchange Ratio)



(24.2%)
(18.1%)
(12.6%)
(18.6%)
(23.6%)
2H 2018E
2019E
2020E
2021E
2022E

	2H 2018E	2019E	2020E	2021E	2022E
Status Quo AM:	$0.86	$2.14	$2.58	$2.96	$3.41
Pro Forma AMGP:	$0.65	$1.76	$2.25	$2.41	$2.60
$ Acc / (Dil):	($0.21)	($0.39)	($0.32)	($0.55)	($0.81)
PF AMGP Coverage:	1.319x	1.221x	1.152x	1.137x	1.094x

AMGP Accretion / (Dilution) - %



111.6%
82.7%
71.9%
48.4%
30.9%
2H 2018E
2019E
2020E
2021E
2022E

	2H 2018E	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.21	$0.64	$0.88	$1.09	$1.33
Pro Forma AMGP:	$0.44	$1.18	$1.51	$1.62	$1.74
$ Acc / (Dil):	$0.23	$0.53	$0.63	$0.53	$0.41
PF AMGP Coverage:	1.319x	1.221x	1.152x	1.137x	1.094x

Accretion / (Dilution) Analysis at Various XRs

Exchange Ratio	Implied After-Tax XR	2H 2018E	2019E	2020E	2021E	2022E
AMGP Proposal	1.492x	(24.2%)	(18.1%)	(12.6%)	(18.6%)	(23.6%)
Counter Proposal[1]	1.750x	(2.9%)	(11.8%)	(1.4%)	(6.2%)	(8.9%)

Accretion / (Dilution) Analysis at Various XRs

Exchange Ratio	2H 2018E	2019E	2020E	2021E	2022E
AMGP Proposal	111.6%	82.7%	71.9%	48.4%	30.9%
Counter Proposal[1]	131.0%	67.8%	65.2%	45.7%	33.1%

Source: Management projections and FactSet as of 7/10/18
(1) Counterproposal accretion / (dilution) analysis adjusted to include the impact of the cost of funding the cash consideration.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

15

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